UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 26, 2013 (November 25, 2013)

ONTARGET360 GROUP INC.
 (Exact name of Registrant as specified in its charter)

Delaware	333-170828	27-1662812
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

24/F, Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong
 (Address of principal executive offices) (Zip code)

852-2258-6888
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2013, Ontarget360 Group Inc., a Delaware corporation doing business as American Housing REIT Inc. (the “Company”) entered into a Master Purchase and Sale Agreement (the “Agreement”) with American Real Estate Investments, LLC, a Missouri limited liability company (the “Seller”) to purchase a portfolio of 37 single family houses (the “Properties”). The Properties are all located in the Dallas, Texas and Houston, Texas metropolitan regions. The aggregate purchase price for the Properties is $5,215,000.

Under the Agreement, the Company has the right to exclude individual properties that the Company does not wish to purchase for any reason (the “Excluded Properties”). The Company must notify Seller in writing of any Excluded Properties within 60 days after the date of the Agreement. The purchase price will be reduced by the value of any Excluded Properties.

The Seller agreed to provide a full coverage maintenance warranty for a period of 180 days after closing which covers all workmanship and maintenance issues, including appliances, without any co-pay or deductible required from the Company when and if such warranty is used. The warranty is transferable to a new owner if the Company decides to sell the property within the warranty period, but the warranty cannot be extended.

The Company and the Seller will mutually agree on a closing date for each of the non-Excluded Properties, such date not to occur later than 60 days after the date of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual text of the Agreement, a copy of which has been filed as Exhibit 10.1 hereto and incorporated by reference herein.

The Agreement is subject to closing conditions and other terms and conditions customary for real estate transactions and no assurances can be given that the transactions contemplated by the Agreement will close during the fourth quarter of 2013 or at all. The Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions in those representations and warranties were made solely for purposes of the transactions contemplated by the Agreement and are subject to important qualifications and limitations agreed to by and between the parties in connection with Agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete in characterization of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purpose of conducting certain due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Master Purchase and Sale Agreement, dated as of November 22, 2013, by and between Ontarget360 Group Inc. d/b/a American Housing REIT Inc. and American Real Estate Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Date: November 26, 2013	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Purchase and Sale Agreement, dated as of November 22, 2013, by and between Ontarget360 Group Inc. d/b/a American Housing REIT Inc. and American Real Estate Investments, LLC.